Ixion Grad Membership.doc






                        BDI Graduate Membership Agreement


between                                                   and
Biotechnology Development Institute (BDI)                 Ixion
University of Florida                                     13709 Progress Blvd.
12085 Research Drive                                      Box 13
Alachua, FL 32615                                         Alachua, FL 32615


I. This agreement is made as of the 5th of November, 1998, the effective date, between representatives of the parties named above. This agreement is for the purpose of the development of mutually beneficial biotechnology business collaborations and is subject to the terms and conditions contained herein. These parties have a mutual interest the advancement of Ixion, Inc.'s business and scientific goals, and the development of the biotechnology industry in North Florida, which is the basis for this agreement.

II. In furtherance of this agreement, the BDI agrees to:

         a) Provide limited and prioritized access to the facilities of the BDI including common use scientific equipment specified by the graduate member, meeting space, and related infrastructure under the terms and conditions in accordance with, and outlined in section IV, part (c) and section III, part (e) of this agreement.
         b) Provide limited and prioritized access to the BDI library, computer facilities, and business assistance services as outlined and in accordance with section IV, part (c) indicated below.
         c) Provide access to the Core Facilities of the Interdisciplinary Center for Biotechnology Research through its commercial subsidiary, The Comprehensive Biotechnology Resource, at a Special Graduate Member Rate.
         d) Provide limited access to BDI Internet services for the first year following graduation from the BDI's incubator program.

III.      The Graduate Member agrees to:

         a) Provide a Graduate Membership Fee in the amount of $1000.00. The effective period of this agreement commences on November 5th, 1998 and will end on November 4th, 1999.
         b) Furnish full payment of the above fee with this executed agreement to the Biotechnology Development Institute, 12085 Research Drive, Alachua, FL 32615. Make Checks payable to the University of Florida Research Foundation, Inc.
         c) Make a good faith effort to use the BDI services and facilities specifically and exclusively for the advancement of its business development goals and those of the BDI members, as outlined in the Graduate Member Application.
         d) Offer access to services, product or research to licensees of the BDI and/or the Biotechnology Program for a nominal fee or free of charge. The services, products or research to be provide by the Graduate Member shall be: Chairman will continue as advisor to BDI.
         e) Provide the Incubator Manager or his designee with a list of equipment and services, reflecting needed frequency of use by the Graduate Member, to be attached to the Graduate Membership Agreement.

         IV. The parties mutually agree that:

         a) This program shall be conducted by the Biotechnology Development Institute in accordance with the laws, rules, and regulations of the State of Florida, the Board of Regents, the State University System, and the University of Florida.
         b) The Graduate Membership fee is non-refundable, and that continued participation in the program is at the sole discretion of the BDI Incubator Manager and the Biotechnology Program Administration.
         c) The Graduate Member's access to BDI services and facilities will be restricted to available resources, and at lower priority, available only after the BDI's primary commitment to the resident licensees has been met. Access to BDI resources will be restricted to normal business hours.
         d) Graduate Members have no permanent space assignment within the BDI.
         e) No advertising, publicity, or news release containing any reference to the Biotechnology Development Institute or the University of Florida or the Graduate Member shall be used by either party without mutual agreement.
         f) This Agreement may be renewed or extended by written mutual agreement of the parties.

For The Biotechnology                      For the Graduate Member:
Development Institute:



---------------------- Date                --------------------------   Date
Janis N. Sherrard                          Weaver H. Gaines
Associate Director                         Chairman & Chief Executive
Biotechnology Program


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                                   Attachment

                             EQUIPMENT AND SERVICES



Various pieces of common equipment subject to the restrictions in section IVc of the BDI Graduate Membership Agreement.